Exhibit (a)(1)(iv)
THIS IS NOT A LETTER OF TRANSMITTAL
NOTICE OF GUARANTEED DELIVERY
for
Deposit of class A Subordinate Voting Shares
of
Dundee Corporation
     As set forth in Section 4 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to deposit class A subordinate voting shares (the ''Shares’’) of Dundee Corporation (''Dundee”) pursuant to the Offer (as defined below) if certificates for Shares are not immediately available or time will not permit all documents required by the Letter of Transmittal to reach the Depositary by the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand or transmitted by facsimile transmission or letter to the Depositary at the office set forth below. See Section 4 of the Offer to Purchase.
TO:            DUNDEE CORPORATION
AND TO:  COMPUTERSHARE INVESTOR SERVICES INC., as Depositary

By Mail	By Hand, Registered Mail or by Courier:
P.O. Box 7021	100 University Avenue
31 Adelaide Street East	9th Floor
Toronto, Ontario	Toronto, Ontario
M5C 3H2	M5J 2Y1
Attention: Corporate Actions	Attn: Corporate Actions
COMPUTERSHARE INVESTOR SERVICES INC.
Toll Free: 1 800 564 6253
Fax: (905) 771 4082
E-mail: corporateactions@computershare.com
Delivery of this Notice of Guaranteed Delivery to any address or transmission of instructions via a facsimile number other than as set forth above does not constitute a valid delivery.
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear on the applicable space on the Letter of Transmittal.
     The undersigned hereby deposits to Dundee in the manner and at the price per Share indicated below, net to the Shareholder in cash (subject to applicable withholding taxes), upon the terms and subject to the conditions set forth in Dundee’s Offer to Purchase up to 2,500,000 Shares dated December 15, 2005 (the ''Offer to Purchase’’) and the related Letter of Transmittal (which together constitute the ''Offer’’), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure as set forth in Section 4 of the Offer to Purchase.

Number of Shares
	Represented by	Name and Address of Shareholder
Certificate Number(s) — If Available	Certificate(s)	(please print)

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM
     The Institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such institution.
GUARANTEE
(Not to be used for signature guarantee)
     The undersigned, a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member firm of a recognized stock exchange in Canada or a U.S. financial institution (including most U.S. banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP) guarantees to deliver to the Depositary at its address set forth above the certificate(s) representing the Shares deposited hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) and any other required documents, on or before 5:00 p.m., Toronto Time, on the third trading day after the Expiration Date. As used herein, a ''Trading Day’’ means a day on which trading occurs on the Toronto Stock Exchange.

Name of Firm	Authorized Signature

Address of Firm	Name

(Please type or print)

Title

	Dated		, 2006

Postal Code or Zip Code

Area Code and Tel. No.

BOX A
TYPE OF TENDER

Check only one box.
If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been tendered by way of a Purchase Price Tender.

Shares are being deposited hereby pursuant to:

☐	An Auction Tender	☐	A Purchase Price Tender
(Please complete Box B)

BOX B
AUCTION TENDER
PRICE (IN CANADIAN DOLLARS) PER SHARE
AT WHICH SHARES ARE BEING DEPOSITED
This box MUST be completed if Shares are being deposited
pursuant to an Auction Tender.

Check Only One Box. If more than one box is checked, there
is no proper deposit of Shares.

☐	$25.50	☐	$27.00	☐	$28.50
☐	$25.75	☐	$27.25	☐	$28.75
☐	$26.00	☐	$27.50	☐	$29.00
☐	$26.25	☐	$27.75	☐	$29.25
☐	$26.50	☐	$28.00	☐	$29.50
☐	$26.75	☐	$28.25

BOX C
ODD LOTS
(See Instruction 7 of Letter of Transmittal)
To be completed ONLY if certificates for Shares are being deposited by or on behalf of persons owning beneficially an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date.
The undersigned either (check one):
☐	will be the beneficial owner of an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date, all of which are deposited, or

☐	is a broker, dealer, bank, commercial bank, trust company or other nominee that (i) is depositing, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date and is depositing all of such Shares.

Dated:

Telephone:

Name:

Signature:

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